SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]           Preliminary Proxy Statement                                                                                               [   ]           Confidential, for Use of the
[   ]           Definitive Proxy Statement                                                                                                                  Commission Only (as permitted
[   ]           Definitive Additional Materials                                                                                                            by Rule 14a-6(e)(2))
[   ]           Soliciting Material Pursuant
to Rule 14a-11(c) or Rule 14a-12

                     Chindex International, Inc._______
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]           No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Title of each class of securities to which transaction applies:

Aggregate number of securities to which transaction applies:

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Proposed maximum aggregate value of transaction:

Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:

Form, Schedule or Registration Statement No.:

Filing Party:

Date Filed:

CHINDEX INTERNATIONAL, INC.
4340 EAST WEST HIGHWAY, SUITE 1100
BETHESDA, MARYLAND 20814

December  __, 2007

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Chindex International, Inc. (the “Company”) to be held at the offices of the Company at 4340 East West Highway, Suite 1100, Bethesda, Maryland 20814, on Wednesday, January 9, 2008 at 10:00 a.m., local time.  The matters to be acted upon at that meeting are set forth and described in the Notice of Special Meeting and Proxy Statement that accompany this letter.  We request that you read these documents carefully.

We hope that you plan to attend the meeting.  However, if you are not able to join us, we urge you to exercise your right as a stockholder and vote.  Please promptly sign, date and return the enclosed proxy card in the accompanying postage prepaid envelope.  You may, of course, attend the Special Meeting of Stockholders and vote in person even if you have previously mailed your proxy card.

Sincerely,

ROBERTA LIPSON
Chief Executive Officer

IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE.

CHINDEX INTERNATIONAL, INC.
4340 EAST WEST HIGHWAY, SUITE 1100
BETHESDA, MARYLAND 20814

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 9, 2008

To the Stockholders of Chindex International, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Meeting”) of Chindex International, Inc. (the “Company”) will be held at the offices of the Company at 4340 East West Highway, Suite 1100, Bethesda, Maryland 20814, on Wednesday, January 9, 2008 at 10:00 a.m., local time, to consider and act upon the following matters:

1.  To approve the private placement (the “JPM Transaction”) to an indirect wholly owned subsidiary of J.P. Morgan Chase & Co of $9,000,000 aggregate principal amount of zero coupon convertible notes due 2017 convertible into 323,276 shares of Company common stock at the conversion price of $27.84 per share, such notes to be sold at face value.

2.  To approve the private placement (the “IFC Transaction”) to International Finance Corporation of 359,195 shares of common stock at a purchase price of $27.84 per share.

3.  To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Information regarding the matters to be acted upon at the Meeting is contained in the accompanying Proxy Statement.  The close of business on December 7, 2007 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

ELYSE BETH SILVERBERG
Secretary
Bethesda, Maryland
December __, 2007

All stockholders are cordially invited to attend the Meeting in person.  Whether or not you attend the Meeting, it is important that your shares be represented at the Meeting.  Each stockholder is urged to sign, date and return the enclosed proxy card, which is being solicited on behalf of the Board of Directors.  An envelope addressed to the Company’s transfer agent is enclosed for that purpose and needs no postage if mailed in the United States.

CHINDEX INTERNATIONAL, INC.
4340 EAST WEST HIGHWAY, SUITE 1100
BETHESDA, MARYLAND 20814
_____________________

PROXY STATEMENT
_____________________

General

This Proxy Statement is furnished to the holders of common stock, par value $.01 per share (“Common Stock”), and Class B Common Stock, par value $.01 per share (“Class B Common Stock”), of Chindex International, Inc. (the “Company”) in connection with the solicitation by and on behalf of its Board of Directors of proxies (“Proxy” or “Proxies”) for use at the Special Meeting of Stockholders (the “Meeting”) to be held at the offices of the Company at 4340 East West Highway, Suite 1100, Bethesda, Maryland 20814, on Wednesday, January 9, 2008 at 10:00 a.m., local time, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders.

Solicitation of Proxies

The cost of preparing, assembling and mailing the Notice of Special Meeting of Stockholders, this Proxy Statement and Proxies is to be borne by the Company.  The Company also will reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting material to the beneficial owners of such shares.  In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview.  The approximate mailing date of this Proxy Statement is December __, 2007.

All shares represented by valid proxies at the Meeting, unless the stockholder otherwise specifies, will be voted (i) FOR the approval of the JPM Transaction, which we refer to as “Proposal 1”, (ii) FOR the approval of the IFC Transaction, which we refer to as “Proposal 2”, and (iii) at the discretion of the proxy holders, with regard to any matter not known to the Board of Directors on the date of mailing this Proxy Statement that may properly come before the Meeting or any adjournment of postponement thereof.  Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly.

Revocability of Proxies

A Proxy may be revoked by a stockholder at any time before its exercise by filing with Elyse Beth Silverberg, the Secretary of the Company, at the address set forth above, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and electing to vote in person.  Attending the Meeting will not, in and of itself, constitute revocation of a Proxy.

Outstanding Shares

The close of business on December 7, 2007 has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of stockholders entitled to notice of,

and to vote at, the Meeting and any adjournments or postponement thereof.  As of the Record Date, there were [7,115,263] shares of Common Stock and 775,000 shares of Class B Common Stock outstanding; provided that, for reasons described below, for purposes of Proposal 1 and Proposal 2 none of the shares of Common Stock issued or issuable in connection with the JPM Securities Purchase Agreement and the IFC Securities Purchase Agreement (as such terms are defined below) shall be counted in any respect.  As a result, [6,756,068] shares of Common Stock and 775,000 shares of Class B Common Stock will be counted for purposes of Proposal 1 and Proposal 2. The shares of Class B Common Stock are convertible at any time at the option of the holder and automatically upon the occurrence of certain circumstances into shares of Common Stock on a one-for-one basis.  Each holder of Common Stock is entitled to one vote for each share held by such holder and each holder of Class B Common Stock is entitled to six votes for each share held by such holder.

Quorum

The Company’s Bylaws provide that the presence in person or representation by proxy of the holders of a majority of the votes entitled to be cast shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by statute.  Proxies submitted that contain abstentions or broker non-votes will be deemed present at the Meeting for purposes of determining the presence of a quorum.

If a quorum is not present or represented at the Meeting, then the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented.  If the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, then no further notice of the adjourned meeting need be given.  If any matter not described in this Proxy Statement is properly presented at the Meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares.  This includes a motion to adjourn or postpone the Meeting to solicit additional proxies.  The Company does not know of any other matters to be presented at the Meeting.

Voting

When voting together, each holder of Common Stock is entitled to one vote for each share held by such holder and each holder of Class B Common Stock is entitled to six votes for each share held by such holder.  The Company’s Certificate of Incorporation currently provides that, except when class voting is required by law, the Common Stock and the Class B Common Stock shall vote together as a single class on all matters on which they may vote, including Proposal 1 and Proposal 2.

Miscellaneous

The accompanying proxy card (or the electronic equivalent thereof) is designed to permit each holder of Common Stock as of the close of business on the Record Date to vote on each of the matters to be considered at the Meeting.  If your shares are registered in the name of a bank or brokerage firm, you may be able to vote your shares over the Internet or by telephone.  A large number of banks and brokerage firms are participating in online programs that allow eligible stockholders to vote over the Internet or by telephone.  If your bank or brokerage firm is participating in such a program, your voting form will provide instructions.  If your voting form does not contain Internet or telephone voting information, please complete and return the paper proxy card in the self-addressed, postage paid envelope provided by your bank or brokerage firm.

A stockholder is permitted to vote in favor of or against or to abstain from voting with respect to the proposal to approve the JPM Transaction and with respect to the proposal to approve the IFC Transaction.

Under the Nasdaq Marketplace Rules, approval of each of the proposal to approve the JPM Transaction and the proposal to approve the IFC Transaction requires the affirmative vote of a majority of the total votes cast on such proposal.  Under current rules of the New York Stock Exchange to which its members are subject, these proposals are considered “discretionary” items upon which brokerage firms holding shares of common stock in “street name” may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions.

THE TRANSACTIONS

The JPM Transaction

On November 7, 2007, the Company entered into a securities purchase agreement (the “JPM Securities Purchase Agreement”) with Magenta Magic Limited, an indirectly wholly owned subsidiary of J.P. Morgan Chase & Co organized under the laws of the British Virgin Islands (“JPM”), pursuant to which the Company agreed to issue and sell to JPM: (i) 359,195 shares (the “Tranche A Shares”) of Common Stock; (ii) the Company’s Tranche B Convertible Note due 2017 in the aggregate principal amount of $25,000,000 (the “Tranche B Note”) and (iii) the Company’s Tranche C Convertible Note due 2017 in the aggregate principal amount of $15,000,000 (the “Tranche C Note” and, with the Tranche B Note, the “Notes”) at a price of $27.84 per Tranche A Share (for an aggregate price of $10,000,000 for the Tranche A Shares) and at face amount for the Notes for a total purchase price of $50,000,000 in gross proceeds (the “JPM Transaction”). The Notes do not bear interest of any kind. The JPM Securities Purchase Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2007 and the form of the Notes are attached as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on November 19, 2007 (the “November 19 Form 8-K”).

The Tranche B Note has a ten-year maturity and is convertible by the holder into shares of Common Stock at a conversion price of $27.84 per share (the “Conversion Price”) subject to adjustment upon stock splits, stock distributions or stock dividends) at any time and will be automatically converted upon the Company entering into one or more new committed financing facilities (the “Facilities”) making available to the Company at least $50,000,000, pursuant to which Facilities all conditions precedent (with certain exceptions) for initial disbursement have been satisfied, subject to compliance with certain JPM Transaction provisions. The Facilities as required for conversion of the Tranche B Note would have a minimum final maturity of 9.25 years from the date of initial drawdown, a minimum moratorium on principal repayment of three years from such date, principal payments in equal or stepped up amounts no more frequently than twice in each 12-month period, no sinking fund obligations, other covenants and conditions, and also limit the purchase price of any equity issued under the Facilities to at least equal to the conversion price of the Notes or higher amounts depending on the date of issuance thereof.

The Tranche C Note has a ten-year maturity and is convertible by the holder at the Conversion Price (subject to adjustment upon stock splits, distributions or dividends) at any time and will be automatically converted upon the completion of two proposed new and/or expanded hospitals in China (the “JV Hospitals”), subject to compliance with certain JPM Transaction provisions. Notwithstanding the foregoing, the Notes would be automatically converted after the earlier of 12 months having elapsed following commencement of operations at either of the JV Hospitals or either of the JV Hospitals achieving break-even earnings before interest, taxes, depreciation and amortization for any 12-month period ending on the last day of a fiscal quarter, subject to compliance with certain JPM Transaction provisions.

The first closing (the “First JPM Closing”) under the JPM Securities Purchase Agreement occurred on November 13, 2007. At the First JPM Closing, we consummated the sale to JPM of the 359,195 Tranche A Shares at a purchase price of $27.84 per share, together with the Tranche B Note in the aggregate principal amount of $25,000,000 and a portion of the Tranche C Convertible Note in the aggregate principal amount of $6,000,000 for face amount. The aggregate number of shares of Common Stock issued at the First JPM Closing and issuable upon conversion of the notes issued at the First JPM Closing is 1,472,700, representing 19.8% of the Company’s outstanding common stock of all classes immediately prior to the signing of the JPM Securities Purchase Agreement.

At the First JPM Closing, the Company also entered into an Investor Rights Agreement (the “Investor Rights Agreement”), a copy of which is attached as Exhibit 10.1 to the November 19 Form 8-K, pursuant to which JPM will be entitled to certain financial information on an ongoing basis, access to Company books and records, assurances of Company management continuity, limitations on the use of financing proceeds to certain joint venture hospitals and other prescribed purposes, maintenance of Company insurance policies, assurances as to certain terms of any new joint ventures entered into by the Company in connection with the joint venture hospitals, cross defaults with certain other Company debt, various limitations on future issuances of equity securities by the Company during the first year following the initial closing, a right of first refusal as to 20% of certain future equity securities issuances, consolidated leverage ratio and consolidated interest coverage ratio financial covenants and other covenants and conditions.

 At the First JPM Closing, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), a copy of which is attached as Exhibit 10.2 to the November 19 Form 8-K, pursuant to which the Company agreed to file a shelf registration statement within 30 days and certain other registration statements upon demand by certain holders of the shares of Common Stock issued (or to be issued) in accordance with the JPM Securities Purchase Agreement with the SEC to register for resale such shares.

The foregoing descriptions of the JPM Securities Purchase Agreement, Notes, Investor Rights Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the copies thereof filed with the SEC as described above.

Under NASD Marketplace Rule 4350(i)(1)(D)(ii) (“Rule 4350”), prior stockholder approval is required for issuances (other than in a public offering) of securities in an amount greater than 20% of the Company’s outstanding common stock of all classes for a purchase price of less than the greater of book or market value. The total of all Common Stock issued and issuable pursuant to the JPM Securities Purchase Agreement would be issued or issuable at approximately an 8.8% discount to the $30.52 closing price of the Common Stock on the Nasdaq Capital Market on November 6, 2007 (the day immediately prior to the signing of the JPM Securities Purchase Agreement) and constitutes more than 20% of the Company’s outstanding common stock of all classes as of such date. As a result, in order to comply with Rule 4350, the transactions contemplated by the JPM Securities Purchase Agreement would be completed in two closings. In the First JPM Closing, which occurred on November 13, 2007 and did not require stockholder approval, the Company issued (i) the 359,195 Tranche A Shares at a price per share of $27.84, for a total purchase price of $10,000,000, (ii) the Tranche B Note in the amount of $25,000,000 for face amount and convertible at the Conversion Price and (iii) an initial portion of the Tranche C Note in the amount of $6,000,000 for face amount and convertible at the Conversion Price, all before fees and estimated offering expenses. The aggregate Tranche A Shares and shares into which such Tranche B Note and the foregoing initial portion of the Tranche C Note are convertible equals 1,472,700 shares of Common Stock issued or issuable at the First JPM Closing, represented approximately 19.8% of the Company’s outstanding common stock of all classes on the date of issuance.

The proposed second closing under the JPM Securities Purchase Agreement, at which the balance of the Tranche C Note in the aggregate principal amount of $9,000,000 would be sold (the “Second JPM Closing”), is contingent on, among other things, the stockholder approval contemplated by Proposal 1. Pursuant to Rule 4350, the Company is required to obtain prior stockholder approval for the issuance of the remaining portion of the Tranche C Note to be issued in the Second JPM Closing. In addition, the Company would be required to obtain such approval for any other issuances of equity securities that would be integrated with the transactions contemplated by the JPM Securities Purchase Agreement. At the Second JPM Closing, subject to such stockholder approval, the Company would issue the balance of the Tranche C Note in the amount of $9,000,000 for face amount and convertible at the Conversion Price, before fees and estimated offering expenses.

The IFC Transaction

The Company proposes to enter into a securities purchase agreement (the “IFC Securities Purchase Agreement”) with International Finance Corporation, an international organization established by Articles of Agreement among its Member Countries (“IFC”), pursuant to which the Company would agree to issue and sell to IFC 359,195 shares (the “IFC Shares”) of Common Stock at a price of $27.84 per share for an aggregate price of $10,000,000 (the “IFC Transaction”). The closing of the IFC Transaction, at which such 359,195 shares of Common Stock would be sold to IFC, is referred to as the “IFC Closing.” The IFC Securities Purchase Agreement would be substantially in the form attached hereto as Annex A.

As noted above under “The JPM Transaction,” under Rule 4350 prior stockholder approval is required for issuances of securities in an amount greater than 20% of the Company’s outstanding common stock for a purchase price of less than the greater of book or market value. It is anticipated that the IFC Shares would be issued at a discount to such value and, if the IFC Transaction were integrated with the JPM Transaction for purposes of Rule 4350, would, collectively with the shares issued and issuable at the First JPM Closing, constitute more than 20% of its outstanding common stock of all classes.

The Company does not believe that the transactions contemplated by the JPM Securities Purchase Agreement and the IFC Securities Purchase Agreement should be integrated for purposes of Rule 4350. Nonetheless, out of an abundance of caution, the Company currently is treating such transactions as if they would be integrated and is submitting the JPM Transaction and the IFC Transaction for stockholder approval in order to comply with Rule 4350 as if it applied thereto. As such, the Company is seeking prior stockholder approval for the issuance of the IFC Shares at the IFC Closing. In addition, the Company may be required to obtain such approval for any other issuances of equity securities that would be integrated with the IFC Transaction. At the IFC Closing, subject to such stockholder approval, the Company would issue the IFC Shares for $10,000,000, before fees and estimated offering expenses.

The principal purpose of the transactions contemplated by the JPM Securities Purchase Agreement and the IFC Securities Purchase Agreement is to provide funds for the expansion of the Company’s healthcare system in China, including the JV Hospitals.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the ownership of shares of the Company’s Common Stock and Class B Common Stock as of the Record Date with respect to (i) holders known to the Company to beneficially own more than five percent (5%) of the outstanding Common Stock or the Class B Common Stock, (ii) each director, (iii) the Company’s named executive officers for fiscal year 2007, and (iv) all directors and executive officers of the Company as a group.

	Amount and Nature Of Beneficial Ownership(b)(c)		Percent of
Name and Address of Beneficial Stockholder(a)	Common Stock	Class B Common Stock(d)	Common Stock	Class B Common Stock	Combined(e)
Roberta Lipson	197,679(f)	440,000(g)	2.7%	56.8%	23.7%
Elyse Beth Silverberg	212,972(h)	260,500	2.9	33.6	14.9
Lawrence Pemble	88,608(i)	74,500	1.2	9.6	4.5
Anne Marie Moncure	45,000(j)	--	*	--	*
Julius Y. Oestreicher	141,480(k)	--	1.9	--	1.2
A. Kenneth Nilsson	6,666	--	*	--	*
Carol R. Kaufman	84,360(l)	--	1.2	--	*
Holli Harris	15,000(m)	--	*	--	*
Magenta Magic Limited c/o JPMorgan Chase Bank, N.A., at 26/F Chater House 8 Connaught Road Central, Hong Kong	1,472,700(n)	--	17.9	--	11.4
Martin Currie Investment Management Limited Saltire Court, 20 Castle Terrace Edinburgh, EH1 2ES	433,987(o)	--	6.1	--	3.7
General Motors Investment Management Corporation and JPMorgan Chase Bank 767 Fifth Avenue New York, NY 10153	364,000(p)	--	5.1	--	3.1
Federated Kaufmann Fund, a portfolio of Federated Equity Funds 140 East 45th St., 43rd Floor New York, NY 10017	432,600(q)	--	6.1	--	3.7
Gotham Holdings, L.P. 650 Fifth Ave., 6th Floor New York, NY 10019	595,000(r)	--	8.4	--	5.1
Andrew Edward Gold 10835 Lockland Road Potomac, MD 20854	628,540(s)	--	8.8	--	5.3
All executive officers and directors as a group (8 persons)	791,765(t)	775,000	10.1	100.0	43.5

_____________

*	Less than 1%.

(a)	Unless otherwise indicated, the business address of each person named in the table is c/o Chindex International, Inc., 4340 East West Highway, Suite 1100, Bethesda, Maryland 20814.

(b)	Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares indicated below.

(c)	Beneficial ownership is calculated in accordance with Regulation S-K as promulgated by the SEC.

(d)	Our Common Stock is entitled to one vote per share and our Class B Common Stock is entitled to six votes per share.

(e)
Indicates percentage voting power represented by beneficial ownership when the Class B Common Stock and Common Stock vote together, based on total outstanding as of the Record Date of 775,000 shares of Class B Common Stock and 7,115,263 shares of Common Stock.

(f)	Includes 194,800 shares underlying options that are currently exercisable.

(g)	Includes 20,000 shares held by each of the Ariel Benjamin Lee Trust, Daniel Lipson Plafker Trust and Jonathan Lipson Plafker Trust, all of which Ms. Lipson is a trustee.

(h)	Includes 189,800 shares underlying options that are currently exercisable.

(i)	Includes 86,000 shares underlying options that are currently exercisable.

(j)	Represents shares underlying options that are currently exercisable.

(k)	Represents shares underlying options that are currently exercisable.

(l)	Represents shares underlying options that are currently exercisable.

(m)	Represents shares underlying options that are currently exercisable.

(n)	Includes 1,113,505 shares issuable upon conversion of convertible notes in the aggregate principle amount of $31,000,000 issued on November 13, 2007.

(o)
The amount and nature of beneficial ownership of these shares by Martin Currie Investment Management Limited is based solely on a Schedule 13G filed by it with the SEC. We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13G, but have no reason to believe that such information is not complete or accurate.

(p)
The amount and nature of beneficial ownership of these shares by General Motors Investment Management Corporation and JPMorgan Chase Bank, N.A. is based solely on a Schedule 13G filed by them with the SEC. We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13G, but have no reason to believe that such information is not complete or accurate.

(q)
Federated Kaufmann Fund ("FKF") is a portfolio of Federated Equity Funds, a registered investment company. The parent holding company of FKF's advisors is Federated Investors Inc. FKF's advisor is Federated Equity Management Company of Pennsylvania ("FEMCPA") which has delegated daily management of the fund's assets to Federated Global Investment Management Corp.("FGIMC"), as subadvisor. While the officers and directors of FEMCPA have dispositive power over FKF's portfolio securities, they customarily delegate this dispositive power, and therefore the day to day dispositive decisions are made by the portfolio managers of FKF, currently, Lawrence Auriana and Hans P. Utsch. Messrs. Auriana and Utsch disclaim any beneficial ownership of the shares. With respect to voting power, FKF has delegated the authority to vote proxies to FEMCPA. FEMCPA has established a Proxy Voting Committee to cast proxy votes on behalf of FKF in accordance with proxy voting policies and procedure approved by FKF.  The amount and nature of beneficial ownership of these shares by FKF is based solely on a Schedule 13G filed by it with the SEC.  We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13G, but have no reason to believe that such information is not complete or accurate.

(r)	The amount and nature of beneficial ownership of these shares by Gotham Holdings, L.P. is based solely on a Schedule 13G/A filed by it with the SEC. The Schedule 13G/A indicates that Gotham

Holdings, L.P., RLA Management Co., LLC and Russell Anmuth have investment decision over our shares. We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13G/A, but have no reason to believe that such information is not complete or accurate.

(s)
The amount and nature of beneficial ownership of these shares by Andrew Edward Gold and Ronit Martine Gold is based solely on a Schedule 13G/A filed by them with the SEC. We have no independent knowledge of the accuracy or completeness of the information set forth in the Schedule 13G/A, but have no reason to believe that such information is not accurate or complete.

(t)	Includes 756,440 underlying options that are currently exercisable with respect to all of the underlying shares.

Proposal 1

APPROVAL OF THE JPM TRANSACTION

At the First JPM Closing, on November 13, 2007, we consummated the sale to JPM of the 359,195 Tranche A Shares at a purchase price of $27.84 per share (representing an aggregate purchase price for such shares of $10,000,000), together with the Tranche B Note in the aggregate principal amount of $25,000,000 and a portion of the Tranche C Convertible Note in the aggregate principal amount of $6,000,000 for face amount (representing an aggregate purchase price for all such notes of $31,000,000). The aggregate number of shares of Common Stock issued at the First JPM Closing and issuable upon conversion of the notes issued at the First JPM Closing is 1,472,700, representing 19.8% of the Company’s outstanding common stock of all classes immediately prior to the signing of the JPM Securities Purchase Agreement. In addition, the purchase price of the shares purchased at the First JPM Closing and the conversion price of the notes issued at the First JPM Closing is $27.84, which is less than the $30.52 closing price of the Common Stock on the Nasdaq Capital Market on the day preceding immediately prior to the signing of the JPM Securities Purchase Agreement.

Under NASD Marketplace Rule 4350(i)(1)(D)(ii), prior stockholder approval is required for issuances (other than in a public offering) of securities in an amount greater than 20% of the Company’s outstanding common stock of all classes for a purchase price of less than the greater of book or market value. The First JPM Closing did not require and is not subject to stockholder approval. The shares of Common Stock sold at the First JPM Closing and the shares of Common Stock into which the notes sold at the First JPM Closing are convertible represented in the aggregate approximately 19.8% of the Company’s outstanding common stock of all classes on the date of issuance.

At the Second JPM Closing, subject to such stockholder approval, the Company would issue the balance of the Tranche C Note in the amount of $9,000,000 for face amount. Although the First JPM Closing was not subject to stockholder approval, in accordance with Rule 4350 and the JPM Securities Purchase Agreement, the Second JPM Closing is subject to prior stockholder approval since, when aggregated with the First JPM Closing, it would constitute (when combined with the issuance at the First JPM Closing) the issuance of securities in an amount greater than 20% of the Company’s outstanding common stock of all classes for a purchase price of less than the greater of book or market value. As such, the issuance of such balance of the Tranche C Note in the amount of $9,000,000 for face amount pursuant to the terms of the JPM Securities Purchase Agreement is being submitted to stockholders of the Company for prior approval and constitutes Proposal 1. The foregoing applies regardless of the approval or absence of approval of Proposal 2 below, which is independent of Proposal 1.

In the event that Proposal 1 is approved by stockholders as submitted hereby, then it is anticipated that the Second JPM Closing would occur promptly after such approval.  In the event that Proposal 1 is not approved by stockholders as submitted hereby, then the Second JPM Closing would not occur as contemplated by the JPM Securities Purchase Agreement, the IFC Closing contemplated under Proposal 2 could still occur (subject to approval thereof) and the First JPM Closing and the securities issued thereat would remain unchanged and there would be no alternative outcome with respect thereto.

None of the Company’s directors, officers or their associates has any interest, directly or indirectly, in the JPM Transaction.

The Board of Directors unanimously recommends a vote FOR Proposal 1.

Proposal 2

THE APPROVAL OF THE IFC TRANSACTION

At the First JPM Closing, on November 13, 2007, we consummated the sale to JPM of 359,195 shares of our Common Stock at a purchase price of $27.84 per share (representing an aggregate purchase price for such shares of $10,000,000), together with the Tranche B Note in the aggregate principal amount of $25,000,000 and a portion of the Tranche C Convertible Note in the aggregate principal amount of $6,000,000 for face amount (representing an aggregate purchase price for all such notes of $31,000,000). The aggregate number of shares of Common Stock issued at the First JPM Closing and issuable upon conversion of the notes issued at the First JPM Closing is 1,472,700, representing 19.8% of the Company’s outstanding common stock of all classes immediately prior to the signing of the JPM Securities Purchase Agreement. In addition, the purchase price of the shares purchased at the First JPM Closing and the conversion price of the notes issued at the First JPM Closing is $27.84, which is less than the $30.52 closing price of the Common Stock on the Nasdaq Capital Market on the day preceding immediately prior to the signing of the JPM Securities Purchase Agreement.

Under NASD Marketplace Rule 4350(i)(1)(D)(ii), prior stockholder approval is required for issuances of securities in an amount greater than 20% of the Company’s outstanding common stock of all classes for a purchase price of less than the greater of book or market value. The First JPM Closing did not require and is not subject to stockholder approval. The shares of Common Stock sold at the First JPM Closing and the shares of Common Stock into which the notes sold at the First JPM Closing are convertible represented in the aggregate approximately 19.8% of the Company’s outstanding common stock of all classes on the date of issuance.

At the IFC Closing, subject to such stockholder approval, the Company would issue the 359,195 shares of Common Stock to IFC for an aggregate purchase price of $10,000,000. Although the First JPM Closing was not subject to stockholder approval, in accordance with Rule 4350 and the IFC Securities Purchase Agreement, the IFC Closing is subject to prior stockholder approval since, when aggregated with the First JPM Closing, it would constitute (when combined with the issuance at the First JPM Closing) the issuance of securities in an amount greater than 20% of the Company’s outstanding common stock of all classes for a purchase price of less than the greater of book or market value. As such, the IFC Transaction consisting of the issuance of such 359,195 shares pursuant to the terms of the IFC Securities Purchase Agreement is being submitted to stockholders of the Company for prior approval and constitutes Proposal 2. The foregoing applies regardless of the approval or absence of approval of Proposal 1 above, which is independent of Proposal 2.

In the event that Proposal 2 is approved by stockholders as submitted hereby, then it is anticipated that the IFC Closing would occur promptly after such approval.  In the event that Proposal 2 is not approved by stockholders as submitted hereby, then the IFC Closing would not occur as contemplated by the IFC Securities Purchase Agreement, the Second JPM Closing contemplated under Proposal 1 could still occur (subject to approval thereof) and the First JPM Closing and the securities issued thereat would remain unchanged and there would be no alternative outcome with respect thereto.

None of the Company’s directors, officers or their associates has any interest, directly or indirectly, in the IFC Transaction.  Roberta Lipson, Elyse Beth Silverberg and  Lawrence Pemble (the Chief Executive Officer, Executive Vice President and Chief Financial Officer, respectively, of the Company) have indicated that they will vote all of the common stock of the Company in which they have beneficial interest for Proposal 2.

The Board of Directors unanimously recommends a vote FOR Proposal 2.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Meeting other than the items referred to above.  If any other matter is properly brought before the Meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007, as amended to date, Quarterly Reports on Form 10-Q filed since the date of that Annual Report and Current Reports on Form 8-K since the date of that Annual Report, all as filed with the Securities and Exchange Commission, are available without charge upon written request to us at Chindex International, Inc., Investor Relations, 4340 East West Highway, Suite 1100, Bethesda, MD 20814 or call us at (301) 215-7777.

“Householding” of Proxy Materials. The Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.  We will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement, as applicable, to a security holder at a shared address to which a single copy of the documents was delivered.  You can notify us by sending a written request to Chindex International, Inc., Investor Relations, 4340 East West Highway, Suite 1100, Bethesda, MD 20814 or call us at (301) 215-7777 if (i) you wish to receive a separate copy of an annual report or proxy statement for this meeting; (ii) you would like to receive separate copies of those materials for future meetings; or (iii) you are sharing an address and you wish to request delivery of a single copy of annual reports or proxy statements if you are now receiving multiple copies of annual reports or proxy statements.

Proxies

All stockholders are urged to fill in their choices with respect to the matters to be voted on, sign and promptly return the enclosed form of Proxy.

By Order of the Board of Directors,

ELYSE BETH SILVERBERG
Secretary
December __, 2007

[DRAFT]

ANNEX A

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON THE SAFE HARBOR PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT.

SECURITIES PURCHASE AGREEMENT

by and among

CHINDEX INTERNATIONAL, INC.
as the Company

AND

International Finance Corporation
as the Purchaser

Dated:  November  [__], 2007

This Securities Purchase Agreement (this “Agreement”) is dated as of November [__], 2007, by and between CHINDEX INTERNATIONAL, INC., a company organized and existing under the laws of the State of Delaware of the United States (the “Company”) and International Finance Corporation, an international organization established by Articles of Agreement among its Member Countries (the “Purchaser”).

WHEREAS, the Company proposes to issue, and the Purchaser proposes to purchase, US$10,000,000 of the Company’s Class A Common Stock upon the terms and subject to the conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.  Definitions

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires the following terms shall have the meanings set forth below.  Defined terms used but not otherwise defined herein shall have the meanings given to such terms in the other sections of this Agreement.

“Act” means the Securities Act of 1933, as amended.

“Affiliate” of any specified Person means:

(a)	any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(b)	any other Person who is a director or executive officer of:

(1)	such specified Person,

(2)	any Subsidiary of such specified Person, or

(3)	any Person described in clause (a) above.

For the purposes of this definition, “control” when used with respect to any Person, means the direct or indirect ownership of in excess of 50% of the equity interests in such Person or the power to direct or influence the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning given in the recitals.

“Applicable Law” means, with respect to any Person or any property, any statute, rule, regulation, law or ordinance, writs, or any judgment, decree, injunctions or order applicable to such Person or such property.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York and Hong Kong are authorized or obligated to close.

“Charter Documents” mean, with respect to a Person, its articles of incorporation, certificate of incorporation, operating agreements, by-laws, joint venture agreement or shareholder agreement (if applicable), or other organizational documents of such Person.

“Clinics” means Beijing United Family Jianguomen Clinic, Inc. (“北京和睦家建国门诊所有限公司” in Chinese), Beijing United Family Clinic, Inc. (“北京市和睦家诊所有限责任公司” in Chinese), Shanghai United Family Clinic, Inc. (“上海和美家诊所有限公司” in Chinese).

“Closing” has the meaning given in Section 4(a).

“Closing Date” has the meaning given in Section 4(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means shares of common stock of the Company, par value $0.01 per share, divided into common stock (“Class A”) and class B common stock (“Class B”) respectively.

“Company” has the meaning given in the recitals.

“Disclosure Schedule” has the meaning given in Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during periods involved.

“Governmental Authority” means any multinational, federal, state, national, provincial, local or other governmental authority, governmental or regulatory agency or body, court, commission, board, bureau, agency, legislative or quasi-legislative body or instrumentality, arbitrator or self-regulatory organization of applicable jurisdictions.

“Group Companies” means Beijing Chindex Hospital Management Consulting Co., Ltd. (“北京美中互利医院管理咨询有限公司” in Chinese), Beijing United Family Health Center (“北京和睦家妇婴医疗保健中心” in Chinese), Shanghai United Family Hospital, Inc. (“上海和睦家医院有限公司” in Chinese), Chindex Holdings International Trade (Tianjin) Co., Ltd. (“清达互利国际贸易（天津）有限公司” in Chinese), Chindex Shanghai International Trading Company, Ltd. (“谦达国际贸易（上海）有限公司” in Chinese), Chindex (Beijing) International Trading Co., Ltd. (“美中互利（北京）国际贸易有限公司” in Chinese), the Clinics, the Company, and the Company’s other existing and future, direct and indirect, Subsidiaries.

“JPM Documents” means the Securities Purchase Agreement between the Company and Magenta Magic Limited dated November 7, 2007, the Investor Rights Agreement between the Company and Magenta Magic Limited dated November 13, 2007, the Registration Rights Agreement between the Company and Magenta Magic Limited dated November 13, 2007, the Company’s Tranche B Convertible Notes due 2017 and the Company’s Tranche C Convertible Notes due 2017.

“Lien” means a mortgage, charge, pledge, lien, encumbrance, adverse claim, right of first refusal, hypothecation, preferential arrangement or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other attributes of ownership, or any other similar security interest or agreement.

“Material Adverse Effect” means a material adverse effect on the business, management, operations or financial condition of the Company and its Subsidiaries taken as a whole; provided that no change or effect arising out of or in connection with or resulting from any of the following shall be deemed, either alone or in combination, to constitute or contribute to a Material Adverse Effect: (i) general economic conditions or changes affecting any country or market generally; (ii) conditions or fluctuations in financial markets in any jurisdiction; (iii) conditions affecting the entire medical products distribution industry or the medical services industry generally in any jurisdiction; or (iv) any action, change, effect, circumstance or condition expressly required by or in connection with this Agreement or directly or demonstrably attributable to the execution, performance or announcement of this Agreement or the transactions contemplated hereby.

“NASDAQ” means The Nasdaq Stock Market, Inc.

“Permits” means all material licenses, permits, certificates, consents, orders, approvals and other authorizations presently required or necessary from all Governmental Authorities.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“PFIC” has the meaning given in Section 6(c).

“PRC” means the People’s Republic of China, not including Taiwan, Hong Kong and Macau.

“Preferred Stock” has the meaning given in Section 5(b)(i).

“Proceeding” means an action, claim, suit or demand before or brought by any Governmental Authority.

“Purchase Price” has the meaning given in Section 3(a).

“Purchaser” has the meaning given in the recitals.

“Regulation S” has the meaning given in Section 3(b)

“SEC” means the Securities and Exchange Commission of the United States.

“Securities” means the Tranche A1 Shares.

“Subsidiary” means, (i) in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power or the voting stock is at the time owned or controlled, directly or indirectly, by such Person, or (ii) in respect of the Company, without prejudice to the foregoing entities under paragraph (i), any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity from time to time organized and existing under the laws of the PRC whose financial reporting is consolidated with the Company pursuant to GAAP in any audited financial statements filed by the Company with the Commission in accordance with the Exchange Act, including without limitation each Clinic.

“Tranche A1Shares” has the meaning given in Section 3(a).

“Transaction Documents” means this Agreement and the Voting Agreement, or any of them as the context may so require.

“US$” means the lawful currency of the United States from time to time.

"Voting Agreement" means the voting agreement to be entered into the holders of Class B Common Stock with respect to the approval of this transaction, in the form attached hereto as Exhibit A.

2.  Rules of Construction.

Unless the context otherwise requires:

(a)  a term has the meaning assigned to it;

(b)  “or” is not exclusive;

(c)  words in the singular include the plural, and in the plural include the singular;

(d)  all references in this Agreement to “Sections”, “Exhibits” and other subdivisions are to the designated Sections, Exhibits and subdivisions of this Agreement as originally executed;

(e)  a reference to any person is, where relevant, deemed to be a reference to or to include, as appropriate and expressly permitted under the Transaction Documents, that person’s successors and assignees or transferees;

(f)  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

(g)  references to a statute or statutory provision are to be construed as a reference to that statute or statutory provision as it may be amended from time to time; and

(h)  the word “knowledge” and other words of similar import used herein in respect of the Company, any of its Subsidiaries and/or any of its Affiliates, unless the context expressly states otherwise, means the actual knowledge after due inquiry of Roberta Lipson, Elyse Beth Silverberg, Lawrence Pemble and Anne Marie Moncure.

3.  Purchase and Sale of Tranche A1 Shares.

(a)  Subject to the terms and conditions of this Agreement, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company at the Closing 359,195 shares of the Company’s Class A Common Stock (the “Tranche A1 Shares”) at a purchase price of US$27.84 per share for US$10,000,000 (“Purchase Price”).

(b)  The Purchaser understands that the Securities are being offered and sold to it in reliance on the safe harbor provided by Rules 901 through 905 under the Act (“Regulation S”) so that the registration requirements of the Act do not apply and that the Company is relying on the truth and accuracy of the representations, warranties and agreements of the Purchaser set forth in Section 7 of this agreement in relying on such safe harbor.

4.  Closing and Delivery.

(a)  Upon the terms and subject to the conditions set forth in this Agreement, the issue and sale to the Purchaser of the Tranche A1 Shares under this Agreement (the “Closing”) shall occur at the offices of Hughes Hubbard & Reed LLP, or at such other place as the Company and the Purchaser mutually agree, at or about 10:00 a.m., New York City time, on the second Business Day after all of the conditions set forth in Section 8 have been satisfied or, in the sole discretion of the Purchaser, waived or on such other time or Business Day on or prior to [January 31, 2008] as may be mutually agreed upon by the Company and the Purchaser (the “Closing Date”).  At the Closing:

(i)  The Company shall

(1)  deliver to the Purchaser a share certificate or certificates duly endorsed to the Purchaser representing the number of a Tranche A1 Shares provided in Section 3(a);

(2)  have duly registered the name of the Purchaser with the Company’s transfer agent as record owner of the number of Tranche A1 Shares sold to the Purchaser; and

(3)  deliver to the Purchaser the Transaction Documents to which it is a party duly executed by  the Company.

(ii)  The Purchaser shall

(1)  deliver to the Company the purchase price in the amount of US$10,000,000 for the Tranche A1 Shares pursuant to Section 3(a) by wire transfer of immediately available funds to an account of the Company, which shall be designated by the Company at least two (2) Business Days prior to the Closing Date; and

(2)  deliver to the Company the Transaction Documents to which it is a party duly executed by  the Purchaser.

5.  Representations and Warranties of the Company.  Except as set forth in (i) the Disclosure Schedule to be made part of this Agreement (“Disclosure Schedule”) or (ii) any SEC Reports filed by the Company including the exhibits incorporated by reference since March 31, 2007 and prior to the Closing Date, which exceptions shall be deemed part of the representations and warranties made hereunder, the Company represents and warrants to the Purchaser the following as of the date of this Agreement, and such representations and warranties shall be deemed to also be made as of the Closing Date (if different from the date of this Agreement), provided that each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date on which such representation or warranty is deemed to be made (except that, for the avoidance of doubt, any representation or warranty that is expressed to be made by reference to the facts and circumstances existing as at a specific date shall be made by reference to the facts and circumstances existing as at such specific date);

(a)  Organization, Good Standing and Qualification.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as currently conducted.  Each Group Company is duly  organized, validly existing and in good standing under the laws of the jurisdiction(s) where it is organized and/or conducts its business, and has full corporate power and authority to conduct its business as currently conducted.  The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary except where the failure to be so qualified would not be reasonably expected to have a Material Adverse Effect.  The Charter Documents of each of the Subsidiaries organized and existing under the PRC laws are valid and have been duly approved or registered (as required) by competent PRC Governmental Authorities.

(b)  Capitalization and Voting Rights.  All of the issued and outstanding shares of the Company’s capital stock as of the Closing are duly authorized, validly issued, fully paid and non-assessable, were issued in accordance with the registration or qualification provisions of the Act, if applicable, and any relevant “blue sky” laws of the United States, if applicable, or pursuant to valid exemptions therefrom and were issued in compliance with other applicable laws (including, without limitation, applicable PRC or Delaware laws, rules and regulations) and are not subject to any rescission right or put right on the part of the holder thereof nor does any holder thereof have the right to require the Company to repurchase such capital stock. The authorized capital stock of the Company consists of shares of stock of all classes.

(i)  The authorized capital stock is divided into 28,700,000 shares of Common Stock, $0.01 par value per share, including 3,200,000 shares designated as Class B Common Stock, and 500,000 shares of Preferred Stock, $0.01 par value per share (the “Preferred Stock”).  As of the date hereof, there were 7,049,437 shares of Class A Common Stock issued and outstanding, 775,000 shares of Class B Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.  As of September 30, 2007, the Company (x) had reserved an aggregate of [one million] shares of Common Stock for issuance to employees, directors and consultants pursuant to the Company’s 1994 Stock Option Plan, 2004 Stock Incentive Plan and 2007 Stock Incentive Plan, of which approximately 321,334 shares of Class A Common Stock are subject to outstanding, unexercised options as of such date and (y) has issued and outstanding warrants to purchase an aggregate of 430,559 shares of Common Stock of the Company pursuant to the 2004 and 2005 Securities Purchase Agreements as filed in the related SEC Reports.  Other than as set forth above or as contemplated in the SEC Reports or this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which any Group Company is a party or by which either any Group Company is bound or obligating any Group Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of such Group Company or obligating such Group Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

(ii)  Voting and Other Agreements.  Except for the Voting Agreement and the JPM Documents, the Company is not a party to any agreement, written or oral, and there is no agreement, written or oral, with any Person that requires (x) the voting or giving of written consents with respect to any security of the Company (including, without limitation, any voting agreements, voting trust agreements, shareholder agreements) or the voting by a director of the Company, (y) the sale, transfer or other disposition with respect to any security of the Company or (z) any restrictions with respect to the issuance or sale of any of the Securities or the consummation of the transactions contemplated under the Transaction Documents.

(c)  Issuance of Tranche A1 Shares.  The issuance of the Tranche A1 Shares has been duly and validly authorized by all necessary corporate and stockholder action, and the Tranche A1 Shares, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable shares of Class A Common Stock, free from all Liens and free of any restrictions on transfer other than contemplated by the Transaction Documents and Applicable Law.

(d)  Authorization; Enforceability.  The Company has all requisite corporate right, power and authority to enter into each Transaction Document and to consummate the transactions contemplated thereby. Each Transaction Document has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii)

rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a Proceeding in equity or at law). Except for the JPM Documents, there are no preemptive rights or rights of first refusal on behalf of any Person applicable to the issuance of any of the Securities.

(e)  No Conflict; Governmental and Other Consents.

(i)  The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in the violation of any Applicable Law or of any provision of the Certificate of Incorporation or Bylaws, each as amended to date, of the Company or any of the Group Companies, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company, or any of the Group Company, is a party or by which it is bound or to which any of its properties or assets is subject, except for the JPM Documents, nor result in the creation or imposition of any Lien upon any of the properties or assets of the Company, or any of the Group Company except to the extent that any such violation conflict or breach would not be reasonably likely to have a Material Adverse Effect.  Except for the JPM Documents, no holder of any securities of the Company or any of its Subsidiaries has any rights (“demand,” “piggyback” or otherwise) to have such securities registered by reason of the intention to file, filing or effectiveness of a registration statement pursuant to the Act and the rules and regulations promulgated thereunder.

(ii)  No consent, approval, authorization or other order of any Governmental Authority or other third-party, except under the JPM Documents,  is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Securities hereunder, except such post-Closing filings as may be required to be made with the Commission, NASDAQ and with any state or foreign blue sky or securities regulatory authority and the draft notice(s) filed under the NASDAQ Marketplace Rule 4310, which is not in strict compliance with the notice period requirements under Rule 4310.

(f)  Accuracy of Reports.  All reports required to be filed by the Company within the two years prior to the date of this Agreement (the “SEC Reports”) under the Exchange Act have been filed with the Commission, complied at the time of filing in all material respects with the requirements of their respective forms except for the absence of the 2005 IFC Facility from the exhibit of the relevant SEC Reports and, except to the extent amended, updated or superseded by any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statements of a material fact nor omitted to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

(g)  Sarbanes-Oxley Act of 2002.  The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder.

(h)  Compliance with NASDAQ Listing Requirements. The Company is in compliance in all material respects with all currently effective NASDAQ continued listing requirements and corporate governance requirements as applied to the Company, except for the draft notice filed under the NASDAQ Marketplace Rule 4310, which is not in strict compliance with the notice period requirements under Rule 4310.  The Company’s Class A Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on NASDAQ, trading in the Class A Common Stock has not been suspended, and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Class A Common Stock under the Exchange Act or de-listing the Class A Common Stock from NASDAQ.

(i)  No Registration.  Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Purchasers herein, no registration of the Securities under the Act is required in connection with the offer and sale of the Securities by the Company to the Purchasers as contemplated by this Agreement.

(j)  No Stabilization.  The Company has not and, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of any of the Group Companies to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Tranche A1 Shares or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Group Companies.

6.  Covenants of the Company.

The Company hereby covenants and agrees, and to the extent permitted by the Applicable Law, agrees to cause each of other Group Companies to undertake:

(a)  During the 90-days period commencing on the date hereof and prior to making any public disclosure or filings as may be required by Applicable Laws with respect to any of the Transaction Documents and the transactions contemplated hereby and thereby, to provide the Purchaser and its counsel with the reasonable opportunity to review and comment on such public disclosure documents and consider in good faith any comments received by the Purchaser or its counsel.

(b)  To pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by any Governmental Authorities or any political subdivision thereof or taxing authority thereof or therein with respect to the initial issuance of the Tranche A1 Shares or the sale thereof to the Purchaser.

(c)  During the five-year period commencing on the date hereof, the Company will use its commercially reasonable efforts not to become, and cause its Subsidiaries not to become, a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code of 1986 (“PFIC”).  If the Company has knowledge that it or any of its Subsidiaries has become a PFIC, the Company will promptly notify the Purchaser and provide all information relating to the Company reasonably requested by the Purchaser that is necessary for it to make a qualified electing fund (QEF) election.

7.  Purchaser’s Representations, Warranties and Agreements.

(A)             The Purchaser represents and warrants to the Company that:

(a)  The Purchaser is duly organized and validly existing under its formation documents.

(b)  The Purchaser has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a Proceeding in equity or at law).

(c)  The execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Purchaser is bound.  No consent, approval, authorization or other order of any Governmental Authority or other third-party is required to be obtained by the Purchaser in connection with the authorization, execution and delivery of this Agreement.

(d)  Purchaser and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement and will indemnify and hold the Company harmless from any such payment alleged to be due by or through Purchaser as a result of the action of Purchaser or its officers or agents.

(e)  The Purchaser has sufficient knowledge and experience in financial, tax and business matters to enable the Purchaser to utilize the information made available to the Purchaser in connection with the transactions contemplated hereby, to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect to an investment in the Securities.

(f)  The Purchaser is not a “U.S. Person” (as defined in Rule 902 of Regulation S) and it understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities in any country or jurisdiction where action for that purpose is required.  The Purchaser is not acquiring the Securities for the account or benefit of any U.S. Persons except in accordance with exemption from registration requirements of the Act below or in a transaction not subject thereto.

(g)  The purchaser did not become aware of the Company or the Securities through any form of “directed selling efforts” (as defined in Rule 902 of Regulation S), general solicitation or general advertising in violation of the Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by the Purchaser or any of its representatives in connection with the offer and sale of any of the Securities.

(B)             The Purchaser agrees with the Company as follows:

(a)             The Purchaser acknowledges that the Tranche A1 Shares are “restricted securities” as defined in Rule 144 under the Act.

(b)             The Purchaser and the Company agree that the Company will refuse to register any transfer to the Tranche A1 Shares not made in accordance with the provisions of Regulation S under the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.

(c)             The Purchaser agrees to resell the Tranche A1 Shares only in accordance with the provisions of Regulation S under the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act.

(d)             The Purchaser acknowledges and agrees that all certificates representing the Tranche A1 Shares will be endorsed with the following legend in accordance with Regulations S under the Act:

“THE SECURITIES REPRESENTED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993 (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON THE SAFE HARBOR PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT.”

(e)             The Purchaser consents to the Company making a notation on its records and giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Securities set forth in this Agreement.

8.  Conditions Precedent to the Obligation of the Purchaser to Purchasethe Tranche A1 Shares.

The Purchaser’s obligation to consummate the transactions as contemplated under this Agreement is subject to the satisfaction or waiver, on or before the Closing, of each of the following conditions, to the extent applicable:

(a)  All the representations and warranties regarding all Group Companies contained in each Transaction Document shall be true and correct in all material respects as of the date hereof and at the Closing Date.  The Company shall have performed, satisfied and complied with, in all material respects to the Purchaser’s satisfaction in its sole discretion, all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by them at or prior to the Closing.

(b)  No injunction, restraining order or order of similar nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the transactions contemplated under the Transaction Documents; and no stop order suspending the qualification or exemption from qualification of any of the Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company, be pending or threatened as of the Closing Date.

(c)  No action shall have been taken by any Governmental Authority and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the transactions contemplated under the Transaction Documents.

(d)  The Company shall have obtained any and all approvals, consents and waivers necessary for the consummation of the transactions contemplated under the Transaction Documents as of Closing in accordance with the terms hereof, including, but not limited to, all applicable Permits, authorizations, approvals or consents of any Governmental Authority and the shareholders’ approval required under NASDAQ Marketplace Rule 4350(i)(1)(D).

(e)  The Purchaser shall have received on the Closing Date:

(1)  a certificate dated the Closing Date, signed by the Chief Executive Officer of the Company on behalf of the Company to the effect that (w) the representations and warranties set forth in Section 5 are true and correct with the same force and effect as though expressly made at and as of the Closing Date, except for those representations and warranties that speak as of a specified date, which shall be true and correct in all material respects on and as of such date, (x) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing, and (y) the sale of any of the Tranche A1 Shares has not been enjoined (temporarily or permanently);

(2)  a certificate dated the Closing Date, signed by the Secretary of the Company, including specimen signatures of those officers of the Company authorized to sign the Transaction Documents, to which the Company is a party, on behalf of the Company, attaching true, complete and up to date copies of the certificate of incorporation and by-laws of the Company, and attaching the certificate of good standing of the Company;

(3)  the opinion of Hughes Hubbard & Reed LLP, U.S. counsel to the Company, dated the Closing Date, in the form attached hereto as Exhibit B; and

(4)  a release and waiver, signed by JPMorgan Chase & Co., in the form attached hereto as Exhibit D.

(5)  payment by wire transfer of immediately available funds of  all fees, expenses, and disbursement of legal counsel to the Purchaser in an aggregate amount not exceeding $25,000 to the account designated by such counsel.

(6)  an executed copy of the Voting Agreement signed by all holders of Class B Common Stock.

(f)  Prior to the Closing Date, there has been no change that would have resulted, or would be reasonably expected to result, in a Material Adverse Effect.

(g)  Each of the Transaction Documents shall have been executed and delivered by all parties thereto other than the Purchaser, and the Purchaser shall have received a fully executed original (or clearly legible facsimile copy) of each Transaction Document.

(h)  None of the other parties to any of the Transaction Documents shall be in breach or default under their respective obligations thereunder.

9.  Termination.

(a)  The Purchaser may unilaterally terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

(i)  at any time after January 31, 2008 if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the Purchaser; provided, however, that the Company may by written notice to the Purchaser delivered on or before such date extend such date until February 28, 2008 if the failure of the Closing to have occurred on or before January 31, 2008 shall have resulted from the failure of the condition set forth in Section 8(d); provided, further, that the Purchaser may terminate this Agreement by written notice to the Company on or before February 28, 2008 until the date on which any shareholder approvals required under Section 8(d) are obtained;

(ii)  the failure of  Company to satisfy the conditions contained in Section 8 on or prior to the Closing Date; or

(iii)  suspension of trading in the Class A Common Stock by NASDAQ or the suspension or limitation of trading generally in securities on any national securities exchange (as defined in the Securities Exchange Act of 1934) or any setting of limitations on prices for securities on such exchange.

(b)   The Company may terminate this Agreement at any time prior to the Closing Date by written notice to the Purchaser at any time after January 31, 2008 if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the Company; provided, however, that the Purchaser may by written notice to the Company delivered on or before such date extend such date until February 28, 2008 if the failure of the Closing to have occurred on or before January 31, 2008 shall have resulted from the failure of the condition set forth in Section 8(d).

10.  Survival of Representations and Indemnities.  The representations and warranties and covenants of the Company set forth in this Agreement shall remain operative and in full force and effect, and will survive indefinitely.

11.  Substitution of Purchaser.  The Purchaser shall have the right to substitute any one of its Affiliates in the financial service industry as the purchaser of the Tranche A1 Shares by written notice to the Company, which notice shall be signed by both the Purchaser and such Affiliate and delivered to the Company at least three Business Days prior to the Closing, and shall contain such Affiliate’s agreement to be bound by this Agreement and a confirmation by such Affiliate of the accuracy with respect to it of the representations and warranties set forth in Section 7.  Upon receipt of such notice, wherever the word “Purchaser” is used in this Agreement (other than in this Section 11), such word shall be deemed to refer to such Affiliate in lieu of the original Purchaser.  In the event that such Affiliate is so substituted as the purchaser hereunder and such Affiliate thereafter transfers to the original Purchaser all of the Tranche A1 Shares then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word “Purchaser” is used in this Agreement (other than in this Section 11), such word shall no longer be deemed to refer to such Affiliate, but shall refer to the original Purchaser, and the original Purchaser shall have all the rights of an original holder of the Tranche A1 Shares under this Agreement.

12.  Miscellaneous.

(a)  Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: Chindex International, Inc., 4340 East West Highway, Bethesda, Maryland 20814, Fax: (310) 215-7777, Attention: Chief Executive Officer, with a copy to Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York, Fax: (212) 422-4726, Attention: Gary J. Simon; and (ii) if to the Purchaser, to: International Finance Corporation, 2121 Pennsylvania Avenue, NW, Washington, DC 20433, Fax: (202) 522-3743, Attention: Guy Ellena, Director, Health and Education Department, with a copy to Morrison & Foerster LLP, at Suite 3501, Bund Centre, Yan An East Road No. 222, Shanghai, People’s Republic of China 200002, Fax: +86 (21) 6335-2290, Attention: Charles C. Comey, Esq.

(b)  This Agreement has been and is made solely for the benefit of and shall be binding upon the parties hereto as and to the extent provided in this Agreement, and no other Person shall acquire or have any right under or by virtue of this Agreement.

(c)  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

(d)  The parties hereto each hereby waive any right to trial by jury in any action, Proceeding or counterclaim arising out of or relating to this Agreement.

(e)  No failure to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(f)  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(g)  The headings in this Agreement are for convenience of reference only and shall not constitute part of this Agreement nor limit or otherwise affect the meaning of any provision of this Agreement.

(h)  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, in each case to the extent permitted by Applicable Law, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable, to the extent permitted by Applicable Law.

(i)  This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given; provided that the same are in writing and signed by all of the signatories hereto.

[Signature Page(s) to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first written above.

CHINDEX INTERNATIONAL, INC.

By:
Roberta Lipson
Chief Executive Officer and President

INTERNATIONAL FINANCE CORPORATION

By:
Guy Ellena
Director, Health and Education Department

PROXY CARD

PROXY	PROXY

CHINDEX INTERNATIONAL, INC.

(Solicited on behalf of the Board of Directors)

The undersigned holder of Common Stock or Class B Common Stock, as the case may be, of CHINDEX INTERNATIONAL, INC. (the “Company”), revoking all proxies heretofore given, hereby constitute and appoint Lawrence Pemble and Cheryl Chartier and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Special Meeting of Stockholders of the Company, to be held at the offices of the Company at 4340 East West Highway, Suite 1100, Bethesda, Maryland 20814, on Wednesday, January 9, 2008 at 10:00 a.m., local time, and at any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may come before the meeting.  Where no choice is specified, this Proxy will be voted FOR each of the proposals set forth on the reverse side.

PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

The Board of Directors Recommends
a vote FOR Proposals 1 and 2

1.	Proposal to approve the JPM Transaction.

FOR   ☐                                AGAINST   ☐                                           ABSTAIN   ☐

2.	Proposal to approve the IFC Transaction.

FOR   ☐                                AGAINST   ☐                                           ABSTAIN   ☐

The proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.

The shares represented by this proxy will be voted in the manner directed.  In the absence of any direction, the shares will be voted FOR Proposals 1 and 2 and in accordance with their discretion on such other matters as may properly come before the meeting.

Dated:  ____________________________

__________________________________

__________________________________
Signature(s)

(Signature(s) should conform to names as registered.  For jointly owned shares, each owner should sign.  When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)

PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY